GCM Grosvenor Reports Strong Second Quarter 2022 Led by Private Markets Strategies. Private Markets Management Fees Increased 19% Over Second Quarter 2021. Private Markets Reached 67% of Firm Assets Under Management. Mix Shift to Secondaries, Co-Investments and Direct Investments Continues.

CHICAGO, August 9, 2022 – GCM Grosvenor (Nasdaq: GCMG), a leading global alternative asset management solutions provider, today reported strong results for the second quarter ended June 30, 2022.
“We are pleased with business performance in such a challenging quarter for investors,” said Michael Sacks, Chairman and Chief Executive Officer of GCM Grosvenor. “The strong growth of our Private Markets strategies combined with our mix shift toward secondary, co-investment and direct investment activities continues to create significant value for clients and shareholders.”
Assets Under Management
•Assets Under Management ("AUM") increased 6% from June 30, 2021 (the “prior year”) and remained consistent with March 31, 2022 (the "prior quarter") at $71.2 billion as of June 30, 2022
•Fee-Paying Assets Under Management (“FPAUM”) increased 4% from the prior year and decreased 1% from the prior quarter to $57.5 billion as of June 30, 2022
◦Private Markets FPAUM increased 16% from the prior year and increased 3% from the prior quarter to $34.8 billion as of June 30, 2022
◦Absolute Return Strategies FPAUM decreased 9% from the prior year and decreased 6% from the prior quarter to $22.7 billion as of June 30, 2022
•Contracted Not Yet FPAUM decreased 5% from the prior year and increased 2% from the prior quarter to $6.7 billion as of June 30, 2022
Revenue1 and Fee-Related Revenue
•Revenue decreased 13% from the quarter ended June 30, 2021 ("prior year QTD") to $104.4 million and decreased 6% from the six months ended June 30, 2021 ("prior year YTD") to $209.5 million
•Fee-Related Revenue increased 8% from prior year QTD to $91.5 million and increased 9% from prior year YTD to $182.1 million
◦Private Markets Management Fees increased 19% from prior year QTD to $50.4 million and increased 18% from prior year YTD to $97.2 million
◦Absolute Return Strategies Management Fees decreased 1% from prior year QTD to $40.1 million and increased 3% from prior year YTD to $82.8 million
Net Income and Adjusted Net Income
•GAAP Net Income Attributable to GCM Grosvenor Inc. increased 1,059% from prior year QTD to $7.6 million and increased 285% from prior year YTD to $12.3 million
1 Includes fund reimbursement revenue of $2.3 million and $2.6 million for the three months ended June 30, 2022 and 2021, respectively, and $4.9 million for each of the six months ended June 30, 2022 and June 30, 2021.

•Adjusted Net Income increased 14% from prior year QTD to $22.1 million and increased 20% from prior year YTD to $45.9 million
Fee-Related Earnings
•Fee-Related Earnings increased 19% from prior year QTD to $32.6 million and increased 22% from prior year YTD to $64.3 million
Adjusted EBITDA
•Adjusted EBITDA increased 15% from prior year QTD to $35.2 million and increased 19% from prior year YTD to $72.4 million
Incentive Fees
•GCM Grosvenor's share of unrealized carried interest totaled $383 million of net asset value as of June 30, 2022, an increase of 55% over the prior year2
•Run-rate annual performance fees3 were $31 million as of June 30, 2022
Dividend
•GCM Grosvenor's Board of Directors approved a $0.10 per share dividend payable on September 15, 2022 to shareholders on record September 1, 2022
Stock Repurchase Plan
•GCM Grosvenor repurchased $10.0 million of Class A common stock and $1.9 million of warrants during the quarter
•$40.3 million remained in GCM Grosvenor's approved share and warrant repurchase program as of June 30, 2022
Additional Information
GCM Grosvenor also issued a detailed presentation of its results and a presentation containing supplemental financial data, both of which are available on GCM Grosvenor’s website at https://www.gcmgrosvenor.com/shareholder-events.
Management will host a webcast and conference call at 10:00 a.m. ET today to discuss the company’s results. The conference call will also be available via public webcast from the Public Shareholders section of GCM Grosvenor’s website at www.gcmgrosvenor.com/public-shareholders and a replay will be available on the website soon after the call’s completion. To listen to the live broadcast, participants are encouraged to go to the site 15 minutes prior to the scheduled call time in order to register.
The call can also be accessed by dialing (888) 394-8218 / (646) 828-8193 and using the passcode: 3599890.
2 For comparison purposes, presented as if the Mosaic repurchase occurred as of the earliest period presented.
3 Run-Rate Annual Performance Fees reflect the potential annual performance fees generated by performance fee-eligible AUM before any loss carryforwards, if applicable, at an 8% gross return for both multi-strategy and credit strategies, and a 10% gross return for specialized opportunity strategies, and before cash-based incentive fee related compensation.

About GCM Grosvenor
GCM Grosvenor (Nasdaq: GCMG) is a global alternative asset management solutions provider with approximately $71 billion in assets under management across private equity, infrastructure, real estate, credit, and absolute return investment strategies. The firm has specialized in alternatives for more than 50 years and is dedicated to delivering value for clients by leveraging its cross-asset class and flexible investment platform.
GCM Grosvenor’s experienced team of approximately 520 professionals serves a global client base of institutional and high net worth investors. The firm is headquartered in Chicago, with offices in New York, Toronto, London, Frankfurt, Tokyo, Hong Kong, and Seoul. For more information, visit: www.gcmgrosvenor.com.
Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the expected future performance of GCM Grosvenor’s business. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this presentation, including without limitation, the historical performance of GCM Grosvenor's funds may not be indicative of GCM Grosvenor's future results; risks related to redemptions and termination of engagements; effect of the COVID-19 pandemic on GCM Grosvenor's business; the variable nature of GCM Grosvenor's revenues; competition in GCM Grosvenor's industry; effects of government regulation or compliance failures; market, geopolitical and economic conditions; identification and availability of suitable investment opportunities; risks relating to our internal control over financial reporting; and risks related to the performance of GCM Grosvenor's investments. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” sections of the Annual Report on Form 10-K filed by GCM Grosvenor Inc. on February 25, 2022 and its other filings with the U.S. Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and GCM Grosvenor assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.
Use of Non-GAAP Financial Measures and Key Performance Indicators
This press release includes certain non-GAAP financial measures, including fee-related revenue, fee-related earnings, adjusted pre-tax income, adjusted net income, adjusted EBITDA and net incentive fees attributable to GCM Grosvenor. These non-GAAP measures are in addition to, and not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP, and should not be considered as an alternative to revenue, net income, operating income or any other performance measures derived in accordance with GAAP. Reconciliations of historical non-GAAP measures to their most directly comparable GAAP counterparts are included in below.
GCM Grosvenor believes that these non-GAAP measures of financial results provide useful supplemental information to investors about GCM Grosvenor. GCM Grosvenor’s management uses these non-GAAP measures to evaluate GCM’s projected financial and operating performance. However, there are a number of limitations related to the use of these non-GAAP measures and their nearest GAAP equivalents. For example other companies may calculate non-GAAP measures differently, or may use other measures to calculate their financial performance, and therefore GCM Grosvenor’s non-GAAP measures may not be directly comparable to similarly titled measures of other companies.
Adjusted net income is a non-GAAP measure that we present on a pre-tax and after-tax basis to evaluate our profitability. Adjusted pre-tax income represents net income attributable to GCM Grosvenor Inc. including (a) net income (loss) attributable to Grosvenor Capital Management Holdings, LLLP ("GCMH"), excluding (b) provision (benefit) for income taxes, (c) changes in fair value of derivatives and warrant liabilities, (d) amortization expense, (e) partnership interest-based and non-cash compensation, (f) equity-based compensation, (g) unrealized investment income, (h) changes in tax receivable agreement ("TRA") liability and (i) certain other items that we believe are not indicative of our core performance, including charges related to corporate transactions and employee severance. We believe adjusted pre-tax income is useful to investors because it provides additional insight into the operating profitability of our business. Adjusted net income represents adjusted pre-tax income minus adjusted income taxes, which represents corporate income taxes at a blended statutory rate of 24.5% applied to Adjusted Pre-Tax Income for the three and six months ended June 30, 2022 and of 25.0% for the three and six months ended June 30, 2021. The 24.5% and 25.0% are based on a federal statutory rate of 21.0% and a combined state, local and foreign rate net of federal benefits of 3.5% and 4.0%, respectively.
Adjusted EBITDA is a non-GAAP measure which represents adjusted net income excluding (a) adjusted income taxes, (b) depreciation and amortization expense and (c) interest expense on our outstanding debt. We believe Adjusted EBITDA is useful to investors because it enables them to better evaluate the performance of our core business across reporting periods.
Fee-related earnings ("FRE") is a non-GAAP measure used to highlight earnings from recurring management fees and administrative fees. FRE represents Adjusted EBITDA further adjusted to exclude (a) incentive fees and related compensation and (b) other non-operating income, and to include depreciation expense. We believe FRE is useful to investors because it provides additional insights into the management fee driven operating profitability of our business.
Fee-Related Revenue ("FRR") is a non-GAAP measure used to highlight revenues from recurring management fees and administrative fees. FRR represents total operating revenues less (a) incentive fees and (b) fund reimbursement revenue.
Net incentive fees attributable to GCM Grosvenor is a non-GAAP measure used to highlight fees earned from incentive fees that are attributable to GCM Grosvenor. Net incentive fees represent incentive fees excluding (a) incentive fees contractually owed to others and (b) cash-based incentive fee related compensation.
Fee-Paying Assets Under Management (“FPAUM”) is a key performance indicator we use to measure the assets from which we earn management fees. Our FPAUM comprises the assets in our customized separate accounts and specialized funds from which we derive management fees. We classify customized separate account revenue as management fees if the client is charged an asset-based fee, which includes the vast majority of our discretionary AUM accounts. The FPAUM for our private market strategies typically represents committed, invested or scheduled capital during the investment period and invested capital following the expiration or termination of the investment period. Substantially all of our private markets strategies funds earn fees based on commitments or net invested capital, which are not affected by market appreciation or depreciation. Our FPAUM for our absolute return strategy is based on net asset value.
Our calculations of FPAUM may differ from the calculations of other asset managers, and as a result, this measure may not be comparable to similar measures presented by other asset managers. Our definition of FPAUM is not based on any definition that is set forth in the agreements governing the customized separate accounts or specialized funds that we manage.
Contracted, not yet fee-paying AUM (“CNYFPAUM”) represents limited partner commitments during or prior to the initial commitment or investment period where fees are expected to be charged in the future based on invested capital (capital committed to underlying investments) or on a scheduled ramp-in of total commitments.

GAAP Statements of Income

	Three Months Ended		Six Months Ended
(in thousands)	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Revenues
Management fees	$92,830	$85,594	$184,940	$168,219
Incentive fees	10,505	32,227	22,497	50,441
Other operating income	1,025	1,882	2,051	4,262
Total operating revenues	104,360	119,703	209,488	222,922
Expenses
Employee compensation and benefits	61,429	75,834	127,334	159,187
General, administrative and other	23,093	21,651	44,351	46,183
Total operating expenses	84,522	97,485	171,685	205,370
Operating income	19,838	22,218	37,803	17,552
Investment income (loss)	(1,197)	13,459	9,663	26,507
Interest expense	(5,591)	(4,563)	(10,875)	(9,054)
Other income (expense)	—	(261)	1	1,056
Change in fair value of warrant liabilities	19,640	(6,738)	21,662	7,319
Net other income	12,852	1,897	20,451	25,828
Income before income taxes	32,690	24,115	58,254	43,380
Provision for income taxes	2,011	2,204	4,344	1,541
Net income	30,679	21,911	53,910	41,839
Less: Net income attributable to redeemable noncontrolling interest	—	11,738	—	19,827
Less: Net income attributable to noncontrolling interests in subsidiaries	844	11,708	5,680	20,297
Less: Net income (loss) attributable to noncontrolling interests in GCMH	22,230	(2,191)	35,899	(1,488)
Net income attributable to GCM Grosvenor Inc.	$7,605	$656	$12,331	$3,203

Reconciliation of Non-GAAP Metrics

	Three Months Ended		Six Months Ended
(in thousands)	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Net Incentive Fees Attributable to GCM Grosvenor
Incentive fees
Performance fees	$317	$2,891	$1,318	$9,004
Carried interest	10,188	29,336	21,179	41,437
Less incentive fees contractually owed to others:
Cash carried interest compensation	(6,039)	(17,596)	(11,894)	(24,456)
Non-cash carried interest compensation	(53)	(371)	(389)	(1,014)
Carried interest attributable to redeemable noncontrolling interest holder	—	(6,154)	—	(8,059)
Carried interest attributable to other noncontrolling interest holders, net	(1,706)	(4,407)	(3,521)	(6,932)
Firm share of incentive fees[1]	2,707	3,699	6,693	9,980
Less: Cash-based incentive fee related compensation	(1,219)	(868)	(2,813)	(2,701)
Net incentive fees attributable to GCM Grosvenor	$1,488	$2,831	$3,880	$7,279

1 Firm share represents net of contractual obligations but before discretionary cash based incentive compensation.

Reconciliation of Non-GAAP Metrics (cont'd)

	Three Months Ended		Six Months Ended
(in thousands)	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021

Adjusted Pre-Tax Income & Adjusted Net Income
Net income attributable to GCM Grosvenor Inc.	$7,605	$656	12,331	3,203
Plus:
Net income (loss) attributable to noncontrolling interests in GCMH	22,230	(2,191)	35,899	(1,488)
Provision for income taxes	2,011	2,204	4,344	1,541
Change in fair value of derivatives	—	—	—	(1,934)
Change in fair value of warrant liabilities	(19,640)	6,738	(21,662)	(7,319)
Amortization expense	579	583	1,158	1,166
Severance	268	802	781	1,390
Transaction expenses[1]	1,625	1,183	1,704	6,483
Loss on extinguishment of debt	—	—	—	675
Changes in tax receivable agreement liability and other	—	274	127	282
Partnership interest-based compensation	7,027	10,026	14,142	14,929
Equity-based compensation	5,604	5,604	15,485	32,640
Other non-cash compensation	752	683	836	1,624
Less:
Unrealized investment (income) loss, net of noncontrolling interests	1,241	(450)	(4,023)	(1,229)
Non-cash carried interest compensation	(53)	(371)	(389)	(1,014)
Adjusted pre-tax income	29,249	25,741	60,733	50,949
Less:
Adjusted income taxes[2]	(7,166)	(6,435)	(14,880)	(12,737)
Adjusted net income	22,083	19,306	45,853	38,212

Adjusted EBITDA
Adjusted net income	22,083	19,306	45,853	38,212
Plus:
Adjusted income taxes[2]	7,166	6,435	14,880	12,737
Depreciation expense	395	407	794	880
Interest expense	5,591	4,563	10,875	9,054
Adjusted EBITDA	$35,235	$30,711	$72,402	$60,883

1 Represents 2022 expenses related to contemplated corporate transactions and 2021 expenses related to a debt offering, other contemplated corporate transactions, and other public company transition expenses.
2 Represents corporate income taxes at a blended statutory rate of 24.5% applied to Adjusted Pre-Tax Income for the three and six months ended June 30, 2022 and of 25.0% for the three and six months ended June 30, 2021. The 24.5% and 25.0% are based on a federal statutory rate of 21.0% and a combined state, local and foreign rate net of federal benefits of 3.5% and 4.0%, respectively.

Reconciliation of Non-GAAP Metrics (cont'd)

	Three Months Ended		Six Months Ended
(in thousands)	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Fee-Related Earnings
Adjusted EBITDA	$35,235	$30,711	$72,402	$60,883
Less:
Incentive fees	(10,505)	(32,227)	(22,497)	(50,441)
Depreciation expense	(395)	(407)	(794)	(880)
Other non-operating income	—	(17)	(1)	(75)
Realized investment income, net of amount attributable to noncontrolling interests in subsidiaries[1]	(793)	—	(3,457)	—
Plus:
Incentive fee-related compensation	7,311	18,835	15,096	28,171
Carried interest attributable to redeemable noncontrolling interest holder	—	6,154	—	8,059
Carried interest attributable to other noncontrolling interest holders, net	1,706	4,407	3,521	6,932
Fee-related earnings	$32,559	$27,456	$64,270	$52,649

1 Investment income or loss is generally realized when the Company redeems all or a portion of its investment or when the Company receives or is due cash, such as from dividends or distributions. Amounts were de minimis for periods prior to the Mosaic repurchase on July 2, 2021.

Source: GCM Grosvenor

Public Shareholders Contact
Stacie Selinger
sselinger@gcmlp.com
312-506-6583
Media Contact
Tom Johnson and Will Braun
Abernathy MacGregor
tbj@abmac.com / whb@abmac.com
212-371-5999